As filed with the Securities and Exchange Commission on September 4, 2025.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

PROMIS NEUROSCIENCES INC.

(Exact name of registrant as specified in its charter)

Ontario, Canada	98-0647155
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

Suite 200, 1920 Yonge Street

Toronto, Ontario

M4S 3E2

(416) 847-6898

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

C T Corporation System

1015 15th Street N.W., Suite 1000

Washington, D.C., 20005

(416) 847-6898

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Neil Warma Chief Executive Officer Suite 200, 1920 Yonge Street Toronto, Ontario M4S 3E2 Telephone: (416) 847-6898	Robert E. Puopolo Adam V. Johnson Goodwin Procter LLP 100 Northern Avenue Boston, MA 02210 Telephone: (617) 570-1000

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated September 4, 2025

PROSPECTUS

PROMIS NEUROSCIENCES INC.

28,233,181 Common Shares

This prospectus relates to the resale, from time to time, by the selling securityholders named in this prospectus (the “Selling Securityholders”) of up to an aggregate of 28,233,181 of our common shares, no par value (“Common Shares”), which consists of (ii) 12,616,821 Common Shares issuable upon exercise of a warrant issued by us in a private placement to a Selling Securityholder that is party to the Securities Purchase Agreement, dated July 22, 2025 (the “July 22 Purchase Agreement”) and (ii) 15,616,360 Common Shares issuable upon exercise of the warrants issued by us in a private placement to certain of the Selling Securityholders that are party to the Securities Purchase Agreement, dated July 28, 2025 (the “July 28 Purchase Agreement”) ((ii) and (iii) collectively, the “Warrants”). The  Common Shares issuable upon exercise of the Warrants are referred to herein as the “Securities”.

Our registration of the Securities covered by this prospectus does not mean that either we or the Selling Securityholders will issue, offer or sell, as applicable, any of the Securities hereby registered. The Selling Securityholders may offer, sell, or distribute all or a portion of the Securities hereby registered publicly or through private transactions at prevailing market prices or at negotiated prices. We will not receive any of the proceeds from such sales of our Securities by the Selling Securityholders pursuant to this prospectus. We will, however, receive the net proceeds of any Warrants exercised for cash. We will bear all costs, expenses and fees in connection with the registration of these Securities, including with regard to compliance with state securities or “blue sky” laws. The Selling Securityholders will bear all commissions and discounts, if any, attributable to their sale of our Securities. See “Plan of Distribution” beginning on page 14 of this prospectus.

You should read this prospectus and any prospectus supplement or amendment carefully before you invest in our securities.

Our Common Shares are listed on Nasdaq under the symbol “PMN.” On September 2, 2025, the closing sale price of our Common Shares as reported on Nasdaq was $0.537.

We are an “emerging growth company” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), and, as such, have elected to comply with certain reduced disclosure and regulatory requirements.

Our business and investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 10 of this prospectus along with the risk factors and the other information contained in and incorporated by reference in this prospectus before purchasing the Securities offered hereby. See “Where You Can Find More Information; Incorporation by Reference”.

Our warrants will not be listed on any securities or stock exchange. There is no market through which the warrants may be sold and purchasers may not be able to resell such securities. This may affect the pricing of the warrants in the secondary market, the transparency and availability of trading prices, the liquidity of the warrants and the extent of our regulation.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is , 2025

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission using the “shelf” registration process. Under this shelf registration process, the Selling Securityholders may, from time to time, sell the securities offered by them described in this prospectus. We will not receive any proceeds from the sale by such Selling Securityholders of the securities offered by them described in this prospectus. We will not receive any proceeds from the sale of Common Shares underlying the Warrants pursuant to this prospectus, except with respect to amounts received by us upon the exercise of the Warrants.

We may also file a prospectus supplement that may contain material information relating to these offerings. The prospectus supplement may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the prospectus supplement. Before purchasing any securities, you should carefully read this prospectus and any applicable prospectus supplement, together with the additional information described under the heading “Where You Can Find More Information; Incorporation by Reference.”

Neither we, nor the Selling Securityholders, have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus or any applicable prospectus supplement prepared by or on behalf of us or to which we have referred you. We and the Selling Securityholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We and the Selling Securityholders will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and any applicable prospectus supplement to this prospectus is accurate only as of the date on its respective cover. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus contains, and any prospectus supplement may contain, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included in this prospectus, any post-effective amendment or any prospectus supplement may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” included herein and contained in our filings incorporated herein by reference, and any applicable prospectus supplement. Accordingly, investors should not place undue reliance on this information.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information; Incorporation by Reference.”

Unless otherwise indicated, all references to “$” or “US$” in this registration statement/prospectus refer to U.S. dollars, and all references to “C$” refer to Canadian dollars.

We own or have rights to trademarks, trade names and service marks that we use in connection with the operation of our business. In addition, our name, logos and website name and address are our trademarks or service marks. Solely for convenience, in some cases, the trademarks, trade names and service marks referred to in this prospectus are listed without the applicable ®, ™ and SM symbols, but we will assert, to the fullest extent under applicable law, our rights to these trademarks, trade names and service marks. Other trademarks, trade names and service marks appearing in this prospectus are the property of their respective owners.

We obtained the industry and market data used throughout this prospectus from our own internal estimates and research, as well as from independent market research, industry and general publications and surveys, governmental agencies, publicly available information and research, surveys and studies conducted by third parties. Internal estimates are derived from publicly available information released by industry analysts and third-party sources, our internal research and our industry experience, and are based on assumptions made by us based on such data and our knowledge of our industry and market, which we believe to be reasonable. In some cases, we do not expressly refer to the sources from which this data is derived. In addition, while we believe the industry and market data included in this prospectus is reliable and based on reasonable assumptions, such data involve material risks and other uncertainties and are subject to change based on various factors, including those risks discussed in our filings incorporated herein by reference. These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties or by us.

Unless the context indicates otherwise, references in this prospectus to the “Company,” “ProMIS,” “we,” “us,” “our,” and similar terms refer to ProMIS Neurosciences Inc. and its consolidated subsidiary.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this prospectus, including the documents incorporated by reference in this prospectus, may constitute “forward-looking statements” for purposes of the federal securities laws. Our forward-looking statements include, but are not limited to, statements regarding our or our management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus may include, for example, statements about:

●	the anticipated amount, timing and accounting of contingent, milestone, royalty and other payments under licensing or collaboration agreements;
●	tax positions and contingencies; research and development costs; compensation and other selling, general and administrative expense;
●	foreign currency exchange risk;
●	estimated fair value of assets and liabilities and impairment assessments;
●	the potential impact of increased competition in the markets in which we compete;
●	patent terms, patent term extensions, patent office actions and expected availability and period of regulatory exclusivity;
●	our plans and investments in our portfolio as well as implementation of our corporate strategy;
●	the risk that we will maintain enough liquidity to execute our business plan and our ability to continue as a going concern;
●	our expected use of proceeds from sales of our common shares or common share equivalents in offerings or “at-the-market” offerings and the period over which such proceeds, together with existing cash, will be sufficient to meet our operating needs;
●	our efforts to maintain our listing on the Nasdaq Capital Market;
●	the drivers for growing our business, including our plans and intention to commit resources relating to discovery, research and development programs and business development opportunities as well as the potential benefits and results of, and the anticipated completion of, certain business development transactions;
●	the expectations, development plans and anticipated timelines, including costs and timing of clinical trials, filings and approvals, of our products candidates and pipeline programs, including collaborations with third-parties, as well as the potential therapeutic scope of the development and commercialization of our and our collaborators’ pipeline product candidates, if approved;
●	the timing, outcome and impact of administrative, regulatory, legal and other proceedings related to our patents and other proprietary and intellectual property rights, tax audits, assessments and settlements, pricing matters, sales and promotional practices, product liability and other matters;
●	our ability to finance our operations and business initiatives and obtain funding for such activities;

●	the direct and indirect impact of health crises on our business and operations, including expenses, reserves and allowances, the supply chain, manufacturing, cyber-attacks or other privacy or data security incidents, research and development costs, clinical trials and employees;
●	the impact of global, financial, economic, political and health events, such as rising inflation, market volatility, fluctuating interest rates, capital markets disruptions, legislative action and international tariffs;
●	the potential impact of healthcare reform in the United States and measures being taken worldwide designed to reduce healthcare costs and limit the overall level of government expenditures, including the impact of pricing actions and reduced reimbursement for our product candidates, if approved;
●	the impact of the continued uncertainty of the credit and economic conditions in certain countries and our collection of accounts receivable in such countries;
●	the risk that we become characterized as a passive foreign investment company;
●	our ability to prevent and successfully remediate any significant deficiencies or material weaknesses in internal controls over financial reporting;
●	lease commitments, purchase obligations and the timing and satisfaction of other contractual obligations; and
●	the impact of new laws (including tax and tariff policies), regulatory requirements, judicial decisions and accounting standards.

The forward-looking statements contained or incorporated by reference in this prospectus are based on ProMIS’ current expectations and beliefs concerning future developments and their potential effects on ProMIS. There can be no assurance that future developments affecting ProMIS will be those that ProMIS has anticipated. These forward-looking statements involve a number of risks, uncertainties, some of which are beyond ProMIS’ control, or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading “Risk Factors” included herein and in our filings incorporated herein by reference. Should one or more of these risks or uncertainties materialize, or should any of the assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. Moreover, the occurrence of the events described in the “Risk Factors” section included herein and in our filings incorporated herein by reference and elsewhere in this prospectus may adversely affect ProMIS. ProMIS will not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

Available Information

We have filed with the SEC a registration statement under the Securities Act with respect to the securities offered hereby. This prospectus and any applicable prospectus supplement constitute a part of the registration statement, but do not contain all of the information set forth in the registration statement or the exhibits and schedules filed therewith. For further information about us and the securities offered hereby, we refer you to the registration statement and the exhibits and schedules filed thereto. Statements contained in this prospectus or any prospectus supplement regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the registration statement. We file periodic reports, proxy statements, and other information with the Securities and Exchange Commission (the “SEC”) pursuant to the Exchange Act of 1934, as amended (the “Exchange Act”). The SEC maintains an Internet website that contains reports, proxy and information statements and other information about registrants, like us, that file electronically with the SEC. The address of that site is www.sec.gov.

We also maintain an internet website at www.promisneurosciences.com. Through our website, we make available, free of charge, the following documents as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC: our quarterly reports on Form 10-Q, annual reports on Form 10-K, current reports on Form 8-K, and all amendments to those reports. The information contained on, or that may be accessed through, our website is not part of, and is not incorporated into, this prospectus.

Incorporation by Reference

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.

This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:

●	our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 31, 2025;
●	the information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2024 from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 29, 2025;
●	our Quarterly Reports on Form 10-Q for the fiscal quarter ended March 31, 2025, filed with the SEC on May 12, 2025, and for the fiscal quarter ended June 30, 2025, filed with the SEC on August 13, 2025;
●	our Current Reports on Form 8-K filed with the SEC on January 8, 2025, January 10, 2025, February 19, 2025, June 13, 2025, July 7, 2025, July 22, 2025, July 22, 2025, July 28, 2025, August 19, 2025, and September 3, 2025; and
●	the description of our capital stock set forth in our Registration Statement on Form 10-12B filed with the SEC on June 22, 2022, as amended, as supplemented by Exhibit 4.4 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 and filed March 31, 2025, together with any amendment or report filed with the SEC for the purpose of updating such description.

Notwithstanding the foregoing, information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits under Item 9.01, is not incorporated by reference in this prospectus or any prospectus supplement.

All documents that we file pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than any such documents or portions thereof that are deemed to have been furnished and not filed in accordance with the rules of the SEC), after the date hereof and prior to the termination of an offering of securities under this prospectus shall be deemed to be incorporated by reference into this prospectus and will automatically update and supersede the information in this prospectus, the applicable prospectus supplement and any previously filed documents.

We will provide to each person, upon written or oral request, including any beneficial owners, to whom a prospectus is delivered, a copy of any or all of the reports or documents that have been incorporated by reference in this prospectus, but not delivered with the prospectus. You may obtain any of the documents incorporated by reference in this prospectus from the SEC through the SEC’s website at the address provided above. You also may request a copy of any document incorporated by reference in this prospectus (excluding any exhibits to those documents, unless the exhibit is specifically incorporated by reference in this document), at no cost, by writing or telephoning us at the following address and phone number:

ProMIS Neurosciences Inc.

Suite 200, 1920 Yonge Street

Toronto, Ontario

M4S 3E2

(416) 847-6898

PROSPECTUS SUMMARY

The following summary highlights selected information included in greater detail elsewhere in this prospectus. This summary is not complete and does not contain all of the information you should consider or that may be important to you in making an investment decision. You should carefully read the entire prospectus before making an investment in our securities. This summary is qualified in its entirety by the more detailed information included in or incorporated by reference into this prospectus. Before making your investment decision with respect to our securities, you should carefully read this entire prospectus, any applicable prospectus supplement and the documents referred to in the section of this prospectus entitled “Where You Can Find More Information; Incorporation by Reference.”

Overview

We are applying our patented technology platform to build a portfolio of antibody therapies and therapeutic vaccines in neurodegenerative diseases and other protein-misfolding diseases, with a focus on Alzheimer’s disease (“AD”), multiple system atrophy (“MSA”), and amyotrophic lateral sclerosis (“ALS”). We believe these diseases share a common biologic cause — misfolded versions of proteins, that otherwise perform a normal function, becoming toxic and killing neurons, resulting in disease. ProMIS’ technology platform enables drug discovery through a combination of protein biology, physics and supercomputing. We believe this platform provides a potential advantage in selectively targeting the toxic misfolded proteins with therapeutics or detecting them with diagnostics.

We are developing a pipeline of antibodies aimed at selectively targeting misfolded toxic forms of proteins that drive neurodegenerative diseases without interfering with the essential functions of the same properly folded proteins. Our product candidates are PMN310, PMN267, and PMN442. Our lead product candidate is PMN310, a monoclonal antibody designed to treat AD by selectively targeting toxic, misfolded oligomers of amyloid-beta. We are currently conducting a Phase 1b clinical trial for PMN310. PMN267 is our second lead product candidate targeting ALS. It has been shown in preclinical studies to selectively recognize misfolded, cytoplasmic TDP-43 aggregates without interacting with normal TDP-43. Misfolded TDP-43 is believed to play an important role in the development of ALS. In light of research suggesting that misfolded toxic a-syn is a primary driver of disease in synucleinopathies such as MSA and Parkinson’s disease, our third lead product candidate, PMN442 has shown robust binding to pathogenic a-syn oligomers and seeding fibrils in preclinical studies, with negligible binding to a-syn monomers and physiologic tetramers which are required for normal neuronal function. We also have earlier stage preclinical programs and a project to refine our discovery algorithm using machine learning.

Since our inception, we have devoted substantially all of our resources to developing our platform technologies and the resultant antibody product candidates, building our intellectual property portfolio, business planning, raising capital and providing general and administrative support for these operations. We have principally financed our operations through public and private placements of common shares and warrants and convertible debt.

Private Placements

On July 22, 2025, the Company entered into the July 22 Purchase Agreement pursuant to which the Company agreed to issue and sell one warrant to purchase 12,616,821 Common Shares. The purchase price of the Warrant was $0.1875 per share, for aggregate proceeds of approximately $2.4 million.

On July 28, 2025, the Company entered into the July 28 Purchase Agreement pursuant to which the Company agreed to sell warrants to purchase 15,616,360 Common Shares. The purchase price of each Warrant was $0.1875 per share, for aggregate gross proceeds of approximately $3.0 million.

The Warrants have an exercise price of $1.25 per share, are immediately exercisable and will expire five years after the date of issuance. Under the terms of the Warrants, the Selling Securityholders may not exercise the Warrants to the extent such exercise would cause the applicable Selling Securityholder, together with its affiliates and attribution parties, to beneficially own a number of Common Shares which would exceed 4.99% (or, at such Selling Securityholder’s option upon issuance, 9.99%), of the Company’s then outstanding Common Shares following such exercise, excluding for purposes of such determination Common Shares issuable upon exercise of such Warrants which have not been exercised.

The Common Shares issuable upon exercise of the Warrants being registered for resale hereunder.

Corporate Structure

ProMIS Neurosciences Inc. was incorporated on January 23, 2004 under the name 4203801 Canada Inc. pursuant to the Canada Business Corporations Act (the “CBCA”). The Company changed its name to Amorfix Life Sciences Ltd. on August 24, 2004 and to ProMIS Neurosciences Inc. effective July 8, 2015. On June 21, 2022, the directors of the Company authorized a reverse share split of the issued and outstanding common shares in a ratio of 60:1, effective June 28, 2022 (the “Reverse Share Split”). All information included in this prospectus has been adjusted to reflect the Reverse Share Split. Unless otherwise stated herein, all share and per share numbers relating to the Company’s common shares prior to the effectiveness of the Reverse Share Split have been adjusted to give effect to the Reverse Share Split, including the consolidated financial statements and notes thereto. On July 13, 2023, the Company continued its existence from a corporation incorporated under the CBCA into the Province of Ontario under the Business Corporations Act (Ontario) (the “OBCA”) (the “Continuance”). The Continuance was approved by the Company’s shareholders at the Company’s 2023 Annual Meeting of Shareholders held on June 29, 2023. The Company’s common shares are listed on Nasdaq under the symbol, “PMN.”

We have a wholly-owned U.S. subsidiary, ProMIS Neurosciences (US) Inc., which was incorporated in January 2016 in the State of Delaware. ProMIS Neurosciences (US) Inc. has had no material activity and has no material financial impact on our consolidated financial statements.

Our head office is located at 1920 Yonge Street, Suite 200, Toronto, Ontario, Canada M4S 3E2 and our registered and records office is located at 1055 West Georgia Street, Vancouver, British Columbia, Canada V6E 4N7. Our telephone number is (416) 847-6898 and our website address is www.promisneurosciences.com. The information provided on our website is not part of this prospectus.

Implications of Being an Emerging Growth Company and a Smaller Reporting Company

As a company with less than $1.235 billion in revenue during our most recently completed fiscal year, we qualify as an “emerging growth company” as defined in Section 2(a) of the Securities Act as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As an emerging growth company, we may take advantage of specified reduced disclosure and other exemptions from requirements that are otherwise applicable to public companies that are not emerging growth companies. These provisions include:

●	Reduced disclosure about our executive compensation arrangements;
●	Exemptions from non-binding shareholder advisory votes on executive compensation or golden parachute arrangements;
●	Our election under Section 107(b) of the JOBS Act to delay adoption of new or revised accounting standards with different effective dates for public and private companies until those standards would otherwise apply to private companies; and
●	Exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting.

We may take advantage of these exemptions for up to five years or such earlier time that we are no longer an emerging growth company. We would also cease to be an emerging growth company if we have more than $1.235 billion in annual revenues as of the end of a fiscal year, if we are deemed to be a large-accelerated filer under the rules of the SEC, defined as having a public float of greater than $700 million, or if we issue more than $1.0 billion of non-convertible debt over a three-year period.

We are also a “smaller reporting company” as defined in the Exchange Act. We may continue to be a smaller reporting company even after we are no longer an emerging growth company. We may take advantage of certain of the scaled disclosures available to smaller reporting companies until the fiscal year following the determination that our voting and non-voting common shares held by non-affiliates is more than $250 million measured on the last business day of our second fiscal quarter, or our annual revenues are less than $100 million during the most recently completed fiscal year and our voting and non-voting common shares held by non-affiliates is more than $700 million measured on the last business day of our second fiscal quarter.

You should rely only on the information contained in this document or to which we have referred you. We have not authorized anyone to provide you with information that is different. You should assume that the information contained in this document is accurate as of the date of this prospectus.

On July 8, 2022, the Company’s common shares began trading on Nasdaq under the symbol “PMN”. The Company is required to file annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, and is required to comply with all other obligations of the Exchange Act applicable to issuers with securities registered pursuant to Section 12(b) of the Exchange Act.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before you make a decision to buy our securities, in addition to the risks and uncertainties referenced below, as well as above under “Cautionary Note Regarding Forward-Looking Statements,” you should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K, any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, and all other information contained in or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in any applicable prospectus supplement before acquiring any of such securities. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial may become material and adversely affect our business. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

Risks Related to the Private Placements

Sales of substantial amounts of Common Shares by a Selling Securityholder, or the perception that sales could occur, could adversely affect the price of our common shares.

The sale by the Selling Securityholders of a significant number of Common Shares could have a material adverse effect on the market price of our Common Shares. In addition, the perception in the public markets that the Selling Securityholders may sell all or a portion of their shares as a result of the registration of such shares for resale pursuant to this prospectus could also in and of itself have a material adverse effect on the market price of our Common Shares. We cannot predict the effect, if any, that market sales of those Common Shares or the availability of those Common Shares for sale will have on the market price of our Common Shares.

USE OF PROCEEDS

We are not selling Common Shares under this prospectus and we will not receive any of the proceeds from the sale or other disposition of our Common Shares by the Selling Securityholders. We will receive proceeds from the exercise of the Warrants but not on the sale of the Common Shares issuable upon exercise of the Warrants. The Selling Securityholders will receive all of the proceeds from this offering. We will, however, receive the net proceeds of any Warrants exercised for cash. Proceeds, if any, received from the exercise of such Warrants will be used to advance the clinical development of PMN310, our lead therapeutic candidate, as well as for working capital and other general corporate expenses. No assurances can be given that any of such Warrants will be exercised. The Selling Securityholders will pay any underwriting discounts and commissions and expenses incurred by them for brokerage, accounting, tax or legal services or any other expenses incurred by the Selling Securityholders in disposing of the Common Shares. We will bear all other costs, fees and expenses incurred in effecting the registration of the common shares covered by this prospectus, including all registration and filing fees, and fees and expenses for our counsel and our independent registered public accountants.

SELLING SECURITYHOLDERS

The Common Shares being offered by each of the Selling Securityholders are those issuable to the Selling Stockholders upon exercise of any of the Warrants. For additional information regarding the issuances of the Common Shares and the Warrants, see the description of the Private Placements in “Prospectus Summary — Private Placements” above.

The Selling Stockholders may from time to time offer and sell any or all of the Common Shares registered hereunder pursuant to this prospectus and any accompanying prospectus supplement. As used in this prospectus, the term “Selling Securityholders” includes the persons listed in the table below, together with any additional Selling Securityholders listed in a subsequent amendment to this prospectus, and their pledgees, donees, transferees, assignees, successors, designees and others who later come to hold any of the Selling Securityholders’ interests in the Common Shares, other than through a public sale.

The following table is prepared based on information provided to us by the Selling Securityholders. It sets forth the names and addresses of the Selling Securityholders, the aggregate number of Common Shares that the Selling Securityholders may offer pursuant to this prospectus, and the beneficial ownership of the Selling Securityholders both before and after the offering. We have based percentage ownership prior to this offering on 51,806,497 Common Shares outstanding as of August 13, 2025. The table below assumes that the outstanding Warrants were exercised in full as of the trading day immediately preceding this registration statement was initially filed with the SEC, without regard to any limitations on the exercise thereof. We have based percentage ownership after this offering on 51,806,497 Common Shares outstanding as of August 13, 2025, plus, for each respective holder, their total number of Common Shares sold pursuant to the warrant exercise and sale.

Under the terms of the Warrants, a Selling Securityholder may not exercise the Warrants, to the extent such exercise would cause such Selling Securityholder, together with its affiliates and attribution parties, to beneficially own a number of Common Shares which would exceed 4.99% or 9.99%, as applicable, of our Common Shares following such exercise, excluding for purposes of such determination Common Shares issuable upon exercise of the Warrants, which have not been exercised. The number of Common Shares in the first and fifth columns below do not reflect this limitation.

We cannot advise you as to whether the Selling Securityholders will in fact sell any or all of such Common Shares. In addition, the Selling Securityholders may sell, transfer or otherwise dispose of, at any time and from time to time, the Common Shares in transactions exempt from the registration requirements of the Securities Act, after the date of this prospectus. For purposes of this table, we have assumed that the Selling Securityholders will have sold all of the Common Shares covered by this prospectus upon the completion of the offering.

Except as set forth in the footnotes below, none of the Selling Securityholders has had a material relationship with us other than as a shareholder at any time within the past three years or has ever been an officer or director of one of our affiliates. Each of the Selling Securityholders has acquired (or will acquire) the Common Shares to be resold hereunder in the ordinary course of business and, at the time of acquisition, none of the Selling Securityholders was a party to any agreement or understanding, directly or indirectly, with any person to distribute the Common Shares to be resold by such Selling Securityholders under this Registration Statement of which this prospectus forms a part.

We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that Selling Securityholders have sole voting and investment power with respect to all Common Shares that they beneficially own, subject to applicable community property laws. Except as otherwise described below, based on the information provided to us by the Selling Securityholders, no Selling Securityholders is a broker-dealer or an affiliate of a broker dealer.

Please see the section titled “Plan of Distribution” in this prospectus for further information regarding the Selling Securityholders’ method of distributing these shares.

	Ownership Before Offering					Ownership After Offering

					Owned	Common Shares
	Common Shares Beneficially				Common	Beneficially Owned after
	Owned prior to Offering				Shares	the Offered Shares are Sold
Selling Securityholder	Number		Blocker (Percent)*	Percent	Offered	Number	Percent
Armistice Capital, LLC	19,210,478	(1)	9.99%; 4.99%(1)	28.1%	12,616,821	6,593,657	9.7%
Ally Bridge MedAlpha Master Fund L.P.	15,748,775	(2)	4.99%	25.6%	7,348,604	8,400,171	13.9%
SHAF QIC LLC	10,534,639	(3)	9.99%	18.4%	4,186,049	6,348,590	11.3%
Title 19 Promis	4,886,108	(4)	9.99%	9.0%	539,100	4,347,008	8.3%
Jeremy M Sclar 2012 Irrevocable Family Trust	9,511,930	(5)	9.99%	16.9%	3,139,533	6,372,397	11.6%
JAK II LLC	2,625,050	(6)	4.99%	4.9%	201,537	2,423,513	4.7%
KPC Venture Capital LLC	2,586,048	(7)	4.99%	4.9%	201,537	2,384,511	4.6%

*

Represents that such investor has a blocker of 4.99% or 9.99%, as applicable. Under the terms of the Pre-Funded Warrants and the Warrants, a Selling Securityholder may not exercise the Pre-Funded Warrants and the Warrants, to the extent such exercise would cause such Selling Securityholder, together with its affiliates and attribution parties, to beneficially own a number of Common Shares which would exceed 4.99% or 9.99%, as applicable, of our Common Shares following such exercise, excluding for purposes of such determination Common Shares issuable upon exercise of the Pre-Funded Warrants and the Warrants, which have not been exercised. Blocker percentages are included in the third column. The percentages in the fourth column do not give effect to such blockers.

(1)	Consists of (i) 2,739,921 Common Shares previously acquired, (ii) 3,853,736 Common Shares underlying pre-funded warrants previously acquired and (iii) 12,616,821 Common Shares underlying Warrants. The securities are directly held by Armistice Capital Master Fund Ltd., a Cayman Islands exempted company (the “Master Fund”), and may be deemed to be beneficially owned by: (i) Armistice Capital, LLC (“Armistice Capital”), as the investment manager of the Master Fund; and (ii) Steven Boyd, as the Managing Member of Armistice Capital. The prefunded warrants are subject to a beneficial ownership limitation of 9.99%, which such limitation restricts the Selling Stockholder from exercising that portion of the prefunded warrants that would result in the Selling Stockholder and its affiliates owning, after exercise, a number of shares of common stock in excess of the beneficial ownership limitation. The warrants are subject to a beneficial ownership limitation of 4.99%, which such limitation restricts the Selling Stockholder from exercising that portion of the warrants that would result in the Selling Stockholder and its affiliates owning, after exercise, a number of shares of common stock in excess of the beneficial ownership limitation. The address of Armistice Capital Master Fund Ltd. is c/o Armistice Capital, LLC, 510 Madison Avenue, 7th Floor, New York, NY 10022.
(2)	Consists of (i) 6,058,738 Common Shares previously acquired, (ii) 1,100,000 Common Shares underlying pre-funded warrants previously acquired, (iii) 174,759 Common Shares underlying pre-funded warrants previously acquired, (iv) 1,066,674 Common Shares underlying warrants previously acquired, and (v) 7,348,604 Common Shares underlying Warrants. Mr. Fan Yu is the sole shareholder of ABG Management Ltd., which is the sole member of Ally Bridge Group (NY) LLC, which manages investments of Ally Bridge MedAlpha Master Fund L.P. (“MedAlpha”). As such, each of the foregoing entities and Mr. Fan Yu may be deemed to share beneficial ownership of the shares held by MedAlpha. Each of them disclaims any such beneficial ownership. The address of MedAlpha is c/o Ally Bridge Group (NY) LLC, 430 Park Avenue, 12th Floor, New York, NY 10022.
(3)	Consists of (i) 5,184,760 Common Shares previously acquired, (iii) 1,163,830 Common Shares underlying warrants previously acquired, and (iv) 4,186,049 Common Shares underlying Warrants. Jonathan Shafmaster has voting and dispositive power over the securities held by SHAF QIC LLC. The address of SHAF QIC LLC is 158 Shattuck Way Newington NH 03801.
(4)	Consists of (i) 2,435,029 Common Shares previously acquired, (iii) 345,316 Common Shares underlying tranche A warrants previously acquired, (iv) 345,316 Common Shares underlying tranche B warrants previously acquired, (v) 345,316 Common Shares underlying tranche C warrants previously acquired, (vi) 876,031 Common Shares underlying warrants previously acquired, and (vii) 539,100 Common Shares underlying Warrants. Michael Gordon has voting and dispositive power over the securities held by Title 19 Promis. The address of Title 19 Promis is c/o Trove, 40 Broad Street, Boston, MA 02109.
(5)	Consists of (i) 4,931,185 Common Shares previously acquired, 65,000 of which are held directly by Jeremy M. Sclar, 1,155,726 of which are held by Crocker Mountain LLC (“Crocker Mountain”) and 3,710,459 of which are held by the Jeremy M. Sclar 2012 Irrevocable Family Trust, (ii) 1,441,212 Common Shares underlying warrants previously acquired, 750,101 of which are held by Crocker Mountain and 691,111 are held by the Jeremy M. Sclar 2012 Irrevocable Family Trust and (iii) 3,139,533 Common Shares underlying Warrants held by the Jeremy M. Sclar 2012 Irrevocable Family Trust. Jeremy M. Sclar has voting and dispositive power over the securities held by the Jeremy M. Sclar 2012 Irrevocable Family Trust and Crocker Mountain. The address of Jeremy Sclar is 33 Boylston Street, Suite 3000, Chestnut Hill, MA 02467.
(6)	Consists of (i) 1,212,324 Common Shares previously acquired, (ii) 187,772 Common Shares underlying tranche A warrants previously acquired, (iii) 187,772 Common Shares underlying tranche B warrants previously acquired, (iv) 187,772 Common Shares underlying tranche C warrants previously acquired, (v) 62,389 Common Shares underlying pre-funded warrants previously acquired, (vi) 585,484 Common Shares underlying warrants previously acquired, and (viii) 201,537 Common Shares underlying Warrants. Jonathan Kraft has voting and dispositive power over the securities held by JAK II LLC. The address of JAK II LLC is C/O The Kraft Group, One Patriot Place, Foxborough, MA 02035.
(7)	Consists of (i) 1,176,682 Common Shares previously acquired, (ii) 187,772 Common Shares underlying tranche A warrants previously acquired, (iii) 187,772 Common Shares underlying tranche B warrants previously acquired, (iv) 187,772 Common Shares underlying tranche C warrants previously acquired, (v) 62,389 Common Shares underlying pre-funded warrants previously acquired, (vi) 582,124 Common Shares underlying warrants previously acquired, and (vii) 201,537 Common Shares underlying Warrants. Robert Kraft has voting and dispositive power over the securities held by KPC Venture Capital LLC. The address of KPC Venture Capital LLC is C/O The Kraft Group, One Patriot Place, Foxborough, MA 02035.

PLAN OF DISTRIBUTION

We are registering 28,233,181 of our Common Shares issuable upon exercise of the Warrants, issued by us in private placements to the Selling Securityholders that are party to the July 22 Purchase Agreement and July 28 Purchase Agreement to permit the resale of these Securities by the holders of such Securities from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the Selling Securityholders of the Securities. We will bear all fees and expenses incident to our obligation to register the Securities.

The Selling Securityholders may sell all or a portion of the Securities beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the Securities are sold through underwriters or broker-dealers, the Selling Securityholders will be responsible for underwriting discounts or commissions or agent’s commissions. The Securities may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. The Selling Securityholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. These sales may be effected in transactions, which may involve crosses or block transactions:

●	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;
●	in the over-the-counter market;
●	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;
●	through the writing of options, whether such options are listed on an options exchange or otherwise;
●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
●	an exchange distribution in accordance with the rules of the applicable exchange;
●	privately negotiated transactions;
●	short sales;
●	through the distribution of the Common Shares by any Selling Securityholders to its partners, members or shareholders;
●	through one or more underwritten offerings on a firm commitment or best efforts basis;
●	sales pursuant to Rule 144;
●	broker-dealers may agree with the Selling Securityholders to sell a specified number of such shares at a stipulated price per share;
●	a combination of any such methods of sale; and
●	any other method permitted pursuant to applicable law.

If the Selling Securityholders effect such transactions by selling Common Shares to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the Selling Securityholders or commissions from purchasers of the Common Shares for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved).

In connection with sales of the Common Shares or otherwise, the Selling Securityholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the Common Shares in the course of hedging in positions they assume. The Selling Securityholders may also sell Common Shares short and deliver Common Shares covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The Selling Securityholders may also loan or pledge Common Shares to broker-dealers that in turn may sell such shares.

The Selling Securityholders may pledge or grant a security interest in some or all of the Common Shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the Common Shares from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending, if necessary, the list of Selling Securityholders to include the pledgee, transferee or other successors in interest as Selling Securityholders under this prospectus. The Selling Securityholders also may transfer and donate the Common Shares in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The Selling Securityholders and any broker-dealer participating in the distribution of the Common Shares may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the Common Shares is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of Common Shares being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the Selling Securityholders and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers. The Selling Securityholders may indemnify any broker-dealer that participates in transactions involving the sale of the Common Shares against certain liabilities, including liabilities arising under the Securities Act.

Under the securities laws of some states, the Securities may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the Common Shares may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any Selling Securityholder will sell any or all of the Common Shares registered pursuant to the Registration Statement of which this prospectus forms a part.

The Selling Securityholders and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the Common Shares by the Selling Securityholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the Common Shares to engage in market-making activities with respect to the Common Shares. All of the foregoing may affect the marketability of the Common Shares and the ability of any person or entity to engage in market-making activities with respect to the Common Shares.

We will pay all expenses of the registration of the Securities pursuant to the Registration Statement to which this prospectus forms a part; provided, however, that a Selling Securityholder will pay all underwriting discounts and selling commissions, if any. We will indemnify the Selling Securityholders against liabilities, including some liabilities under the Securities Act, in accordance with any registration rights agreement entered into between us and a Selling Securityholder, or the Selling Securityholders will be entitled to contribution. We may be indemnified by the Selling Securityholders against civil liabilities, including liabilities under the Securities Act, that may arise from any written information furnished to us by the Selling Securityholders specifically for use in this prospectus, in accordance with any registration rights agreement entered into between us and a Selling Securityholder, or we may be entitled to contribution.

Once sold under the Registration Statement of which this prospectus forms a part, the Securities will be freely tradable in the hands of persons other than our affiliates.

LEGAL MATTERS

The validity of the Securities offered hereby will be passed upon for us by McMillan LLP. Any underwriters or agents will be advised about other issues relating to the offering by counsel to be named in the applicable prospectus supplement.

EXPERTS

Our consolidated financial statements as of December 31, 2024 and 2023 and for each of the years then ended, incorporated by reference in this prospectus, have been audited by Baker Tilly US, LLP, an independent registered public accounting firm, as set forth in the report thereon, and is incorporated by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing. The report on the consolidated financial statements contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

ENFORCEMENT OF JUDGMENTS

We are a corporation existing  under the laws of the Province of Ontario. Some of our directors and officers, and some of the experts named in this prospectus, are residents of Canada or otherwise reside outside of the United States, and all or a substantial portion of their assets, and all or a substantial portion of our assets, are located outside of the United States. We have appointed an agent for service of process in the United States, but it may be difficult for shareholders who reside in the United States to effect service within the United States upon those directors, officers and experts who are not residents of the United States. It may also be difficult for shareholders who reside in the United States to realize in the United States upon judgments of courts of the United States predicated upon our civil liability and the civil liability of our directors, officers and experts under the United States federal securities laws. There can be no assurance that U.S. investors will be able to enforce against us, members of our Board, officers or certain experts named herein who are residents of Canada or other countries outside the United States, any judgments in civil and commercial matters, including judgments under United States federal securities laws. There is uncertainty with respect to whether a Canadian court would take jurisdiction on a matter of liability predicated solely upon U.S. federal securities laws, and uncertainty with respect to whether a Canadian court would recognize or enforce a foreign judgment on liabilities predicated upon the securities laws of the United States.

PROMIS NEUROSCIENCES INC.

28,233,181 Common Shares

PROSPECTUS

, 2025

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following is a statement of estimated expenses payable by the registrant in connection with the offering described in this registration statement. All amounts are estimates except the SEC registration fee.

SEC expenses	$2,334
Accounting fees and expenses	15,000
Legal fees and expenses	50,000
Miscellaneous	5,000
Total	$72,334

Discounts, concessions, commissions and similar selling expenses attributable to the sale of Securities covered by this prospectus will be borne by the Selling Securityholders.

Item 15. Indemnification of Directors and Officers.

Under the OBCA, the Company may indemnify its current or former directors or officers or another individual who acts or acted at its request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of his or her association with the Company or another entity. The OBCA also provides that the Company may advance money to a director, officer or other individual for costs, charges and expenses reasonably incurred in connection with such a proceeding; provided that such individual shall repay the money if the individual does not fulfill the conditions described below.

However, indemnification is prohibited under the OBCA unless the individual:

●	acted honestly and in good faith with a view to the Company’s best interests, or the best interests of the other entity for which the individual acted as director or officer or in a similar capacity at the Company’s request; and
●	if the matter is a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that his or her conduct was lawful.

The Company’s by-laws provide it may indemnify, subject to the OBCA, each of its current directors or officers or former directors or officers of the Company or of a corporation of which the Company is or was a shareholder or creditor and the heirs and legal representatives of any such person against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him or them in respect of any civil, criminal or administrative action or proceeding to which he is or they are made a party by reason of his being or having been a director or officer of the Company or a director or officer of such corporation, including any action brought by the Company or any such corporation.

The Company maintains insurance policies relating to certain liabilities that its directors and officers may incur in such capacity.

Item 16. Exhibits.

Exhibit No.	Description of Exhibit
3.1	Articles (incorporated herein by reference to Exhibit 3.1 to ProMIS’ Form 10 Registration Statement filed June 22, 2022, as amended).
3.1.1	Certificate of Amendment to the Articles dated July 8, 2015 (incorporated herein by reference to Exhibit 3.1.1 to ProMIS’ Form 10 Registration Statement filed June 22, 2022, as amended).
3.1.2	Certificate of Amendment to the Articles dated June 17, 2022 (incorporated herein by reference to Exhibit 3.1.2 to ProMIS’ Form 10 Registration Statement filed June 22, 2022, as amended).
3.1.3	Certificate of Amendment to the Articles dated June 21, 2022 (incorporated herein by reference to Exhibit 3.1.3 to ProMIS’ Form 10 Registration Statement filed June 22, 2022, as amended).
3.1.4	Articles of Continuance dated June 29, 2023 (incorporated herein by reference to Exhibit 3.1 to ProMIS’ Current Report on Form 8-K filed July 14, 2023, as amended).
3.1.5	Certificate of Amendment to the Articles dated December 4, 2023. (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed December 8, 2023, as amended).
3.2	Amended and Restated By-law No. 1 (incorporated herein by reference to Exhibit 3.2 to ProMIS’ Current Report on Form 8-K filed July 14, 2023, as amended).
3.2.1	By-law No. 2. (incorporated herein by reference to Exhibit 3.2.1 to ProMIS’ Form 10 Registration Statement filed June 22, 2022, as amended).
3.2.2	Amended and Restated By-law No. 1. (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed July 14, 2023, as amended).
3.2.3	Amended and Restated By-law No. 2. (incorporated by reference to Exhibit 3.3 to the ProMIS’ Current Report on Form 8-K filed July 14, 2023, as amended).
4.1	Form of Warrant (incorporated herein by reference to Exhibit 4.1 to ProMIS’ Current Report on Form 8-K filed July 22, 2025, as amended).
4.2	Form of Warrant (incorporated by reference to Exhibit 4.1 to ProMIS’ Current Report on Form 8-K filed July 28, 2025, as amended).
10.1	Form of Registration Rights Agreement (incorporated by reference to Exhibit 10.3 to ProMIS’s Current Report on Form 8-K filed July 22, 2025, as amended).
10.2	Form of Registration Rights Agreement (incorporated by reference to Exhibit 10.2 to ProMIS’ Current Report on Form 8-K filed July 28, 2025, as amended).
5.1*	Opinion of McMillan LLP.
23.1*	Consent of Baker Tilly US, LLP.
23.2	Consent of McMillan LLP (included within Exhibit 5.1 hereto).
24.1	Power of Attorney (included on the signature page to the initial filing of the Registration Statement).
107*	Filing Fee Table

*	Filed herewith.

Item 17. Undertakings.

(a)The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(j) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act, or the Act, in accordance with the rules and regulations prescribed by the SEC under section 305(b)(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Cambridge, Massachusetts, on September 4, 2025.

PROMIS NEUROSCIENCES INC.

By:	s/ Neil Warma
Name: Neil Warma
Title: Chief Executive Officer

Each person whose signature appears below constitutes and appoints each of Neil Warma and Max Milbury, acting alone or together with another attorney-in-fact, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign any or all further amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

By:	/s/ Neil Warma	Director and Chief Executive Officer	September 4, 2025
	Neil Warma	(Principal Executive Officer)

By:	/s/ Daniel Geffken	Chief Financial Officer	September 4, 2025
	Daniel Geffken	(Principal Financial Officer)

By:	/s/ Max A. Milbury	Vice President of Finance	September 4, 2025
	Max A. Milbury	(Principal Accounting Officer)

By:	/s/ Eugene Williams	Chairman	September 4, 2025
Eugene Williams

By:	/s/ Maggie Shafmaster	Lead Independent Director	September 4, 2025
Maggie Shafmaster

By:	/s/ Neil Cashman	Director	September 4, 2025
Neil Cashman, M.D.

By:	/s/ William Wyman	Director	September 4, 2025
William Wyman

By:	/s/ Patrick Kirwin	Director	September 4, 2025
Patrick Kirwin

By:	/s/ Josh Mandel-Brehm	Director	September 4, 2025
Josh Mandel-Brehm

By:	/s/ Neil Warma	Authorized Representative in the United States	September 4, 2025

Neil Warma